EXHIBIT 21

                               SUBSIDIARIES OF
                          NEW CENTURY ENERGIES, INC
                           As of December 31, 1997

      Subsidiary                                      State of Incorporation

 1.  Public Service Company of Colorado                       Colorado
 2.  Southwestern Public Service Company                     New Mexico
 3.  Cheyenne Light, Fuel and Power Company                    Wyoming
 4.  WestGas InterState, Inc.                                 Colorado
 5.  New Century Services, Inc.                               Delaware
 6.  NC Enterprises, Inc.                                     Delaware


                               SUBSIDIARIES OF
                     PUBLIC SERVICE COMPANY OF COLORADO
                           As of December 31, 1997

      Subsidiary                                      State of Incorporation

1.  1480 Welton, Inc.                                         Colorado
2.  PSR Investments, Inc.                                     Colorado
3.  PS Colorado Credit Corporation                            Colorado
4.  Green and Clear Lakes Company                             New York
5.  Fuel Resources Development Co.
     (a dissolved Colorado corporation)                       Colorado
6.  New Century International, Inc.                           Delaware